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                               POWER OF ATTORNEY



         The undersigned hereby constitutes and appoints A. James Dearlove and Beverly C. McGuire, and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full and several power of substitution, to sign a registration statement or registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering the offering of shares of Common Stock of PENN VIRGINIA CORPORATION (the "Corporation") under the terms and conditions of the 1994 Stock Option Plan and 1995 Directors' Stock Option Plan established by the Corporation; to sign any and all amendments (including post-effective amendments) to such registration statement or statements; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 18th day of May, 1995.


                     s/[each person listed in Reg. Statement]